UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 13, 2025

CLIPPER REALTY INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4611 12th Avenue, Suite 1L Brooklyn, New York	11219
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

This updates the disclosures in Clipper Realty Inc.’s (the “Company”) quarterly report on Form 10-Q for the period ended March 31, 2025, filed on May 12, 2025, that on March 20, 2025, Wells Fargo Bank, National Association, as trustee for the benefit of the registered holders of certain pass-through certificates issued by trusts that are the holders of the promissory mortgage notes secured by the 141 Livingston Street property, referred to as “Plaintiff,” filed a lawsuit against the Company’s subsidiary, 141 Livingston Owner LLC, as well as the Company and Clipper Realty L.P., the Company’s operating partnership subsidiary, as guarantors, in the Supreme Court of the State of New York (the “Court”). Plaintiff demanded, among other things, that a receiver be appointed to manage the 141 Livingston Street property.

On May 13, 2025, the Court denied (i) the Plaintiff’s motion to appoint a receiver to manage the 141 Livingston Street property, “as Plaintiff’s likelihood of ultimately prevailing on its claims herein appears remote” and (ii) the Company’s cross motion to dismiss the lawsuit, “as Plaintiff’s contentions do raise a question of fact”. The Company believes that the claims set forth in the Plaintiff’s complaint are without merit and intends to continue to vigorously defend against this lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc.
(Registrant)

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Co-Chairman and Chief Executive Officer

Date: May 14, 2025